Exhibit 99.1

Calix Releases First Quarter 2025 Financial Results

SAN JOSE, CA – April 21, 2025 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its first quarter of 2025, which have been posted as a letter to stockholders to the investor relations section of its website. Please visit the Calix investor relations website at https://investor-relations.calix.com to view the letter to stockholders.

A conference call to discuss these results with President and CEO Michael Weening and CFO Cory Sindelar will be held tomorrow, April 22, 2025, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time.

Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Calix Investor Relations website. The live conference call will be available by dialing (877) 407-4019, or international (201) 689-8337, with conference ID# 13752758. Participants may also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference call and webcast will include forward-looking information.

A webcast replay of the conference call will be available following its completion and will be archived on the Calix Investor Relations website.
About Calix

Calix, Inc. (NYSE: CALX) – Calix is an appliance-based platform, cloud and managed services company. Broadband experience providers leverage Calix’s broadband platform, cloud and managed services to simplify their operations, subscriber engagement and services; innovate for their consumer, business and municipal subscribers; and grow their value for members, investors and the communities they serve.

Our end-to-end platform and managed services democratize the use of data - enabling our customers of any size to operate efficiently, acquire subscribers and deliver exceptional experiences. Calix is dedicated to driving continuous improvement in partnership with our growing ecosystem to support the transformation of our customers and their communities.

Category: Financial

Investor Inquiries:
Nancy Fazioli
VP, Investor Relations
InvestorRelations@calix.com
(669) 308 3901